Exhibit 8.2

October 29, 2007

Board of Directors

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

Ladies and Gentlemen:

We have acted as counsel to AbitibiBowater Inc., a Delaware corporation, in connection with the preparation of the Registration Statement on Form S-3, to which this opinion letter is filed as an exhibit (the “Registration Statement”).

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of AbitibiBowater (including, without limitation, those representations made to us by AbitibiBowater in their representation letter to us dated October 29, 2007 and delivered to us for purposes of this opinion) and we have assumed that such statements and representations are and will continue to be true, correct, and complete without regard to any qualification as to knowledge or belief.

Our opinion is based on the Income Tax Act (Canada), the regulations thereunder, the published administrative practices and policies of the Canada Revenue Agency all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). Our opinion takes into account all proposed amendments to the Income Tax Act (Canada) and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that such proposed amendments will be enacted substantially as proposed.

Board of Directors, AbitibiBowater, Inc.

October 29, 2007

In our opinion, subject to the assumptions and qualifications set forth herein, the discussion set forth in the Registration Statement under the caption “Material Canadian Federal Income Tax Consequences”, to the extent that such discussion relates to matters of Canadian federal income tax law, is accurate in all material respects.

Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, provincial or foreign, of any transactions related to the exchange or redemption of exchangeable shares of AbitibiBowater or the issuance of shares of AbitibiBowater common stock and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. Furthermore, our opinion is based on current Canadian federal income tax law and administrative practice and policy, and we do not undertake to advise you as to any changes after the date hereof in Canadian federal income tax law that may affect our opinion. In addition, there can be no assurance that changes in the law will not take place which could affect the Canadian federal income tax consequences discussed herein or that contrary positions may not be taken by the Canada Revenue Agency. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all the relevant times, our opinion would be adversely affected and should not be relied upon.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Yours very truly,

Ogilvy Renault LLP